Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D, including all amendments thereto, with respect to the ordinary share, par value $0.0001 per share, of Nikola Corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to the first such joint filing and may, as required, be included as an exhibit to subsequent amendments thereto.

Each of the undersigned agrees and acknowledges that each party hereto is (i) individually eligible to use such Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

Each of the undersigned hereby constitutes and appoints Robert Miklautsch as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the statement on Schedule 13D, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Joint Filing Agreement may be executed by one or more parties hereto, and an executed copy of this Joint Filing Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

Dated: June 15, 2020

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

NIMBUS HOLDINGS LLC

By:	/s/ Johannes-Joerg Rueger
Name:	Johannes-Joerg Rueger
Title:	President

[Nimbus Holdings LLC Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

ROBERT BOSCH LLC

By:	/s/ Marcia Medendorp
Name:	Marcia Medendorp
Title:	Vice President Mergers & Acquisitions

[Robert Bosch LLC Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

ROBERT BOSCH NORTH AMERICA CORPORATION

By:	/s/ Marcia Medendorp
Name:	Marcia Medendorp
Title:	Vice President Mergers & Acquisitions

[Robert Bosch North America Corporation Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

ROBERT BOSCH GMBH

By:	/s/ Dr. Markus Lepschy
Name:	Dr. Markus Lepschy
Title:	Vice President Legal

By:	/s/ Rainer Bischof
Name:	Rainer Bischof
Title:	Vice President Legal

[Robert Bosch GmbH Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

ROBERT BOSCH INDUSTRIETREUHAND KG

By:	/s/ Dr. Wolfgang Malchow
Name:	Dr. Wolfgang Malchow
Title:	Managing Partner

ROBERT BOSCH INDUSTRIETREUHAND KG

By:	/s/ Franz Fehrenbach
Name:	Franz Fehrenbach
Title:	Managing Partner

[Robert Bosch Industrietreuhand KG Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Volkmar Denner
Name: Volkmar Denner

[Volkmar Denner Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Franz Fehrenbach
Name: Franz Fehrenbach

[Franz Fehrenbach Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Dr. Wolfgang Malchow
Name: Dr. Wolfgang Malchow

[Dr. Wolfgang Malchow Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Michael Mansuetti
Name: Michael Mansuetti

[Michael Mansuetti Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Johannes-Joerg Rueger
Name: Johannes-Joerg Rueger

[Johannes-Joerg Rueger Signature Page to Joint Filing Agreement]

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